                                   SCHEDULE A
                            AMENDED AS OF MAY 1, 2000

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                                    Form Numbers of Contracts
Name of Separate Account            Funded By Separate Account         Fidelity Fund (Class)
------------------------            --------------------------         ---------------------
Lincoln Life & Annuity Variable     GAC96-111; GAC91-101               Asset Manager - Initial
Annuity Separate Account L          (GVA I, II, III)                   Contrafund - Initial

Lincoln Life & Annuity Flexible     LN615NY                            Asset Manager - Initial
Premium Variable Life Account M     (VUL I)                            Investment Grade Bond -
                                                                              Initial

                                    LN660NY                            Contrafund - Service
                                    (VUL)

LLANY Separate Account R            LN650NY                            Contrafund - Service
for Flexible Premium Variable       (SVUL)
Life Insurance

                                    LN655                              Contrafund - Service
                                    (SVUL II)

LLANY Separate Account S            LN920NY                            Asset Manager - Service
for Flexible Premium Variable       (CVUL)                             Contrafund - Service
Life Insurance

                                    LN925                              Asset Manager - Service
                                    (CVUL Series III)                  Contrafund - Service

                                   SCHEDULE C
                            AMENDED AS OF MAY 1, 2000


Other investment companies currently available under variable annuities or variable life insurance issued by the Company:


AIM Variable Insurance Funds, Inc.

American Century Variable Products Group, Inc.

American Variable Insurance Series (AVIS)

Baron Capital Funds Trust

BT Insurance Funds Trust

Calvert Responsibiltiy Invested Balanced Portfolio

Delaware Group Premium Fund

Dreyfus Stock Index Fund

Dreyfus Variable Investment Fund: Small Cap Portfolio

Janus Aspen Series

Lincoln National Funds

MFS-Registered Trademark- Variable Insurance Trust

OCC Accumulation Trust

Oppenheimer Funds

Neuberger Berman Advisers Management Trust

Templeton Variable Products Series Fund

T. Rowe Price International Series, Inc.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules A and C to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.



Date____________________           LINCOLN LIFE & ANNUITY COMPANY
                                   OF NEW YORK

                                   By:      _______________________________

                                   Name:    Troy D. Panning

                                   Title:   CFO/2nd Vice President


Date____________________           VARIABLE INSURANCE PRODUCTS FUNDS II

                                   By:      _______________________________

                                   Name:    _______________________________

                                   Title:   _______________________________


Date____________________           FIDELITY DISTRIBUTORS CORPORATION

                                   By:      _______________________________

                                   Name:    _______________________________

                                   Title:   _______________________________